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                                                                    Exhibit 10.2



THIS AGREEMENT is made the 1st day of January 1999

BETWEEN:

         1 TOWN PAGES HOLDINGS PLC registered number 3608347 OF 11 Market Square, Alton, Hampshire GU34 1HD ("the Company"); and

         2 ANDREW NEVILLE LYNDON-SKEGGS of Westbrook House, Holybourne, Hampshire GU34 4HH ("the Executive")

WHEREBY IT IS MUTUALLY AGREED as follows:

1.       INTERPRETATION

1.1 Clause headings are inserted at the head of each clause for the convenience of reference only and shall not affect the construction of the Agreement.

1.2      In this Agreement:

         "Associated Person" means in relation to the Executive, his spouse, parent, child or sibling

         "Board" means the Board of Directors of the Company

         "ERA" means Employment Rights Act 1996

         "Operative Date" means the date hereof

         "Review Date" means each anniversary hereof

1.3 References to a clause or sub-clause is to such part of that number in or to this Agreement unless the context otherwise requires.

1.4 References to the provisions of any statute shall be deemed to include any statutory modification or re-enactment thereof for the time being in force.

2.       APPOINTMENT

2.1 The Company employs the Executive who accepts that employment from the Operative Date for a term of 12 months and thereafter upon the giving of 12 calendar months notice by either party, such notice expiring at any time after the expiry of the said 12 months.


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3.       DESCRIPTION AND DUTIES

3.1 The Executive shall be employed as managing director and shall perform such obligations and duties as listed in any job description annexed hereto and exercise such powers and comply with all such reasonable orders as may be designated to him by the Board consistent with the status of his employment hereunder and shall do and perform all other acts and things in the ordinary course of business which are reasonably necessary or proper in the interests of the Company provided always that the Board may at any time require the Executive to cease performing and exercising such acts and things.

3.2 Whenever he is required to do so the Executive shall give an account to the Board of all transactions matters and things relating to the business of the Company or to the affairs thereof with which he is entrusted.

3.3 The Executive shall perform such services for the Company as the Board from time to time reasonably requires without further remuneration unless otherwise agreed but in carrying out his duties the Executive shall at all times be governed by the terms of this Agreement.

4.       PROVISION OF SERVICES

4.1 Unless prevented from so doing by ill health and subject to permitted absence for holidays the Executive shall throughout his employment hereunder devote all of his time attention abilities and talents to the business of the Company and shall loyally and conscientiously to the utmost of his power skill and ability serve the Company and use his best endeavours to maintain promote and improve the interests of the Company. Provided Always that the Executive shall be entitled to devote such limited amounts of time as the board shall from time to time specify to the affairs of Westbrook Property Developments Limited and Companies associated with Westbrook Property Developments Limited.

4.2 The Executive shall not either during or after the termination of the said appointment without limit in point of time:

         4.2.1 divulge or communicate to any person except to such personnel of the Company whose province it is to know the same; or

         4.2.2 use for his own purpose or for any purposes other than those of the Company; or

         4.2.3 through any failure to exercise all due care and diligence cause any unauthorised disclosure of any secret confidential or private information of the Company and shall use his best endeavours to prevent the disclosure thereof by others.


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4.3      For the purposes of clause 4.2 the expression "secret confidential or private information " extends to:

         4.3.1 any information concerning the business accounts or finances of the Company or of any client thereof;

         4.3.2 any trade secrets of the Company including know-how and confidential transactions;

4.4 The restrictions in clause 4.2 shall apply both during and after the termination of the Executive's appointment without limit in point of time but shall cease to apply to any information or knowledge which may (otherwise than through the unauthorised act or default of the Executive) become available to the public generally without requiring a significant expenditure of labour skill or money.

4.5 All records documents reports notes memoranda records and papers made by the Executive relative to the business of the Company in whatever form and howsoever stored and all copies thereof shall be and remain the property of the Company and shall be handed over by him to the Company from time to time on demand and in any event upon his leaving the service of the Company.

4.6 The Executive's obligations under this clause shall be in addition to and not in substitution to for any obligations imposed upon him by law in relation to abuse of confidential information.

5.       PLACE OF WORK

5.1 The Executive shall perform his duties at the head office of the Company and/or such other place of business of the Company as the Company requires within reasonable daily travelling distance of his main residence whether inside or outside the United Kingdom but the Company shall not without his prior consent require him to go to or reside anywhere outside the United Kingdom except for occasional visits in the ordinary course of his duties.

6.       PAY

6.1 Commencing on the Operative Date and during the term of this Agreement and any extension thereof the Company shall pay to the Executive:

         6.1.1 a basic salary at the rate of (pound)80,000 per year which shall accrue day-to-day and be payable by equal monthly instalments in arrears on the last working day of each month. The salary shall be deemed to include any fees receivable by the Executive as a Director of the Company, or of any other company or unincorporated body in which he holds office as nominee or representative of the Company; and


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         6.1.2    a bonus of (pound)20,000 per annum which shall be paid on each anniversary hereof, provided always that in the event that this agreement shall terminate other than on an anniversary hereof the said bonus shall be deemed to have accrued on a daily basis.

6.2 the Executive's basic salary shall be reviewed on the Review Date during the term of this Agreement having regard to his performance and the progress and prosperity of the Company and the rate of the said salary paid immediately before the relevant Review Date shall be varied as from the relevant Review Date by such amount as may be decided by the Board.

7.       PENSION

7.1 The Company shall pay a contribution to the Executive's personal pension scheme during his employment in the amount of 10% of the basic salary to be paid monthly in arrears. The amount of contributions payable under this clause may be reviewed on the Review Date during the term of this Agreement in the same manner as the salary pursuant to clause 6.2 of this Agreement.

8.       INSURANCE BENEFITS

8.1 The Executive shall be entitled to participate at the Company's expense in the Company's permanent health insurance and life assurance schemes and for himself in the Company's private medical expenses insurance scheme, subject always to the rules of such schemes details of which are available from the Secretary of the Company.

9.       CAR

9.1 The Company shall provide the Executive for his sole business use and private use by him with a car of a make, model and specification specified by the Board.

9.2      The Company shall bear all standing and running expenses of the car.

9.3 The Executive shall always comply with all regulations laid down by the Company from time to time with respect to company cars; shall forthwith notify the Company of any accidents involving his company car and of any charges of driving offences which are brought against him and, on the termination of his appointment whether lawfully or unlawfully, shall forthwith return his company car to the Company at its head office.


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10.      SICKNESS

10.1 If the Executive shall be absent due to sickness (including mental disorder) or injury he shall be paid his full remuneration hereunder (including bonus and commission).

11.      EXPENSES

11.1 The Company shall pay to the Executive during the continuance of this Agreement and any extension thereof all travelling, hotel and other expenses that accord to the standard practices and policies of the Company and sums wholly exclusively and necessarily incurred by him in the performance of his duties hereunder including any expenses incurred in attending meetings of the Board or committees of the Board or general meetings of the Company provided that the Company may require the Executive to produce receipts or other evidence of actual payment in respect of such expenses before making any reimbursement to him.

12.      HOLIDAYS

12.1 The Executive shall be entitled (in addition to the usual Public and Bank Holidays) to 20 working days holiday in each calendar year, the time or times of such holidays to be taken by the Executive in consultation with and subject to the approval of the Board having regard to the Company's business.

12.2 In the event of the Executive being employed for only part of a year he shall be entitled to holidays proportional to the number of days worked in that year.

12.3 Except with the written agreement of the Board, in the event of the Executive failing to take his full holiday entitlement in the correct calendar year he will not be entitled to salary in lieu nor to carry over that entitlement to the following year.

13.      IMMEDIATE DISMISSAL

         13.1.1 The Company may by notice terminate this Agreement with immediate effect if the Executive:

         13.1.2 commits any act of gross misconduct or repeats or continues (after written warning) any other serious breach of his obligations under this Agreement.

         13.1.2 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         13.1.3   becomes a patient under the Mental Health Legislation.


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14.      MISCELLANEOUS

14.1 On the termination of this Agreement for whatever reason, the Executive shall at the request of the Company resign (without prejudice to any claims which the Executive may have against any company arising out of this Agreement or the termination thereof) from all and any offices which he may hold as a Director of the Company and from all other appointments or offices which he holds as nominee or representative of the Company.

15.      CHANGE IN CONTROL (UNQUOTED OR PRIVATE COMPANY)

15.1 If there is a change in control of the Company or of its holding company (as defined in s 736 of the Companies Act 1985) within six months after which or as a direct result of which the Executive is either dismissed by the Company (other than pursuant to clause 13.1 hereof) or treats himself as having been dismissed as a result of any repudiation by the Company of this Agreement, the Company shall make to the Executive in extinction of all and any claims which the Executive may then have in respect of the termination of his employment a compensation payment which (subject to deduction of income tax as required by law and any other sums owed by the Executive to the Company) is equal to his basic salary (at the rate then payable under clause 6 hereof) for the unexpired portion of the duration of his appointment on the date on which it was terminated.

15.2 The Executive shall be entitled to terminate his employment by giving to the Company not less than 30 days prior notice at any time within six months after a Change in Control which was at any time opposed by the Company's or Holding Company's Board and upon such termination the Executive shall be entitled to receive a payment calculated in accordance with clause 15.1.

15.3 For the purposes of clauses 15.1 and 15.2, a person shall have `Control' of a company if he or it holds, directly or indirectly, shares which together with shares held by any persons acting in concert with him or it carry 50 per cent or more of the voting rights of that company and `Change in Control' shall be interpreted accordingly. Words and phrases defined in the City Code on Takeovers and Mergers shall have the same meaning here.

16.      GENERAL

16.1 The provisions of the Company's standard terms and conditions of employment (as amended from time to time) shall be terms of the Executive's employment except to the extent that they are inconsistent with this Agreement.

16.2 The Executive shall not during the continuance of this Agreement do anything which would cause him to be disqualified from continuing to act as a director.


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16.3     If the Executive is in breach of any of the terms of his employment, he shall immediately disclose the breach to the Board and if he becomes aware of any breach of the terms of employment of any other employee he shall disclose the breach to the Board.


17.      RESTRICTIVE AGREEMENT

17.1 The Executive undertakes as separate and independent agreements that he will not:-

         17.1.1 at any time after the termination hereof disclose to any person, or himself use for any purpose, and shall use his best endeavours to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Company or any of its clients' or customers' transactions or affairs, which may, or may have, come to his knowledge save for any matters which enter the public domain; other than through any act or default of the Executive;

         17.1.2 for a period of six months after the termination of this Agreement either on his own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to his knowledge is now or has during the two years preceding the date of this agreement been a client, customer or employee of, or in the habit of dealing with, the Company;

         17.1.3 for a period of six months after the termination of this Agreement without the Company's prior written consent either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged or concerned or interested

                  (a) in the business of the  supply of Internet-based
                      interactive services, or

                  (b) in any other business similar to any business carried on by the Company at the date of termination of this agreement.

18.      STATUTORY PARTICULARS

         18.1 The further particulars of terms of employment not contained in the body of this Agreement which must be given to the Executive in compliance with Part 1 of the Employment Rights Act 1996 are given in Schedule 1.

19.      NOTICES

         19.1 Any notice required to be served under this Agreement shall be sufficiently served if sent by post in an envelope pre-paid at the first class rate and addressed to the


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                  party to be notified at the relevant address set out above (or such other address as such party may have notified to the other for the purpose of this Agreement) and shall be deemed to have been received on the second business day following posting. A notice to the Executive delivered personally to the Executive shall be deemed duly served on delivery.

20.      WAIVER

20.1 No failure or delay by the Company in exercising any remedy right power or privilege under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of the same or exercise of any other remedy right power or privilege.

20.2 No waiver by the Company of any requirements of this Agreement or any of its rights under this Agreement shall have effect unless given in writing and signed by a director other than the Executive. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of that breach.

21.      EFFECT OF TERMINATION

21.1 The expiration or determination of this Agreement howsoever arising shall not operate to affect any of the provisions hereof which in accordance with their terms are expressed to operate or have effect thereafter and shall be without prejudice to any right or action already accrued to either party in respect of any breach of this Agreement by the other party.

22.      WHOLE AGREEMENT

22.1 This Agreement embodies the entire understanding of the parties in respect of the employment of the Executive and there are no promises, terms, conditions or obligations oral or written express or implied other than those contained in this Agreement and no variation or amendment of this Agreement shall be valid unless committed to writing and signed by or on behalf of both parties.


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23.      PROPER LAW

23.1 This Agreement shall be governed by and construed in accordance with English law and the parties hereto submit to the non-exclusive jurisdiction of the courts of England and Wales.


IN WITNESS whereof this Agreement has been signed by the Executive and by the duly authorised representative of the Company the day and year first before written.




SIGNED by                         )
for and on behalf of              )
TOWN PAGES HOLDINGS PLC           )
                                  /s/ Viscount Lifford
                                  ...............................






SIGNED by                         )
ANDREW NEVILLE LYNDON- SKEGGS     )
                                  /s/ Andrew Lyndon-Skeggs
                                  ...............................


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                        PART 1 EMPLOYMENT RIGHTS ACT 1978

The following information is given to supplement the information given in the body of the Agreement in order to comply with the requirements of Part 1 of the Act.

1.       The Executive's employment by the Company commenced on the Operative
         Date.

2. The Executive's period of continuous employment with the Company began on 25 October 1995.

3.       The Executive's hours of work are the normal hours of the Company from
         9.30 am to 5.30 pm Monday to Friday each week together with such additional hours as may be necessary so as properly to fulfil his duties.

4. A Contracting-Out Certificate pursuant to the provisions of the Pensions Schemes Act 1993 is held by the Company in respect of the Executive's employment.

5. The Executive is subject to the Company's Disciplinary Rules and Disciplinary Procedures copies of which have been given to the Executive, but has no contractual entitlement in those respects.

6. If the Executive is dissatisfied with any disciplinary decision relating to him or he seeks redress of any grievance relating to his employment then the Executive may apply either orally or in writing to such director as the Board may have nominated to consider and act upon the application. The Executive should set out the full details of the matter and must promptly answer (in writing if required) such questions (if any) as any member of the Board wishes to put to him on the matter before the Board comes to a decision. The decision of the Board on such matter shall be final.

The Company shall be at liberty at any time and at its own discretion to vary the rules and procedures referred to in this Schedule.





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